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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         NATIONAL HEALTH INVESTORS INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                Maryland                                62-1470956
 --------------------------------------   -------------------------------------
(State of Incorporation or Organization) (I.R.S. Employer Identification Number)



     100 Vine Street, Suite 1400, City Center, Murfreesboro, Tennessee 37130
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               (Address of Principal Executive Offices) (Zip Code)


If this Form relates to the                If this Form relates to the
registration of a class of debt            registration of a class of debt
securities and is effective upon           securities and is to become effective
filing pursuant to General                 simultaneously with the
Instruction A(c)(1) please check           effectiveness of a concurrent
this box.                   [  ]           registration statement under the
                                           Securities Act of 1933 pursuant to
                                           General Instruction A(c)(2) please
                                           check the following box.      [  ]


Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                        NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                        EACH CLASS IS TO BE REGISTERED
-------------------                        ------------------------------


None


Securities to be registered pursuant to Section 12(g) of the Act:

7.30 % Notes due 2007

                             Exhibit Index on Page 2



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Item 1.  Description of Registrant's Securities to be Registered.


     A description of the securities registered hereunder comparable to that required by Item 1 of Form 8-A is set forth under the caption "Description of the Notes" in the Prospectus Supplement to the Registration Statement on Form S-3 (No. 33-85398), filed pursuant to Rule 424(b)(2) with the Commission on June 26, 1997 as may be revised, supplemented, modified or amended and is hereby incorporated by reference in answer to this Item 1.


Item 2.  Exhibits

         Exhibit No.     Description
         -----------     -----------
               1         Global Security Certificate.

               2         Form of Indenture (incorporated by reference to Exhibit
                         4.3 to the Registrant's Registration Statement No. 33-85398 on Form S-3)

               3         Form of Second Supplemental Indenture.






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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         NATIONAL HEALTH INVESTORS, INC.

                         By: /s/ Richard F. LaRoche, Jr.
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                         Richard F. LaRoche, Jr.
                         Director, Vice-President, General Counsel and Secretary


Dated: June 27, 1997






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